UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

2875 Needmore Road, Dayton, Ohio		45414
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On June 30, 2010, REX NuGen, LLC, a wholly owned subsidiary of REX American Resources Corporation (“REX”) entered into a Unit Purchase and Option Agreement (the “Agreement”) with Central Farmers Cooperative (“CFC”) pursuant to which REX agreed to purchase from CFC Class A membership interest units of NuGen Energy, LLC (“NuGen”) constituting a 48.9% voting interest and a 47.77% equity interest in NuGen on a fully diluted basis (the “Purchased Units”) after issuance of the Issued Units (as defined below). NuGen owns and operates a 100 MGY anhydrous ethanol refinery and production facility located in Turner County, South Dakota.

     The purchase price for the Purchased Units is $8,861,611, payable $2,410,361 at closing and the balance from cash distributions from NuGen that REX is entitled to until the aggregate REX distributions paid to CFC equals the unpaid balance. REX also agreed to contribute an additional $6,805,055 to NuGen at closing in exchange for 100 Class A Units to be issued by NuGen to REX (the “Issued Units”). NuGen will use the capital contribution to eliminate Class C Unit warrants held by participating financial institutions pursuant to a revolving credit and security agreement between NuGen and the lender.

     The Agreement contains customary representations, warranties, covenants and conditions by the parties. The closing of the transactions under the Agreement is expected to occur by July 30, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: July 6, 2010	By:	/s/ DOUGLAS L. BRUGGEMAN
		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance,
Chief Financial Officer and
Treasurer